                                  EXHIBIT 4.02



                                 THIRD RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           CAMCO FINANCIAL CORPORATION

                            (A Delaware Corporation)

                             As Adopted May 26, 1987


                  The following provisions constitute the Third Restated Certificate of Incorporation of Camco Financial Corporation, which was originally incorporated on October l9, 1970 under the name First Cambridge
Corporation:

                  FIRST: The name of the corporation is Camco Financial Corporation.

                  SECOND: The address of the corporation's registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The purposes of the corporation are:

                  (l)      To acquire and own savings and loan associations; and

                  (2) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is two million (2,000,000), of which stock one million nine hundred thousand (1,900,000) shares shall be common shares of the par value of One Dollar ($1) each, amounting in the aggregate to One Million Nine Hundred Thousand Dollars ($1,900,000), and one hundred thousand (100,000) shares shall be preferred shares of the par value of One Dollar ($1) each, amounting in the aggregate to One Hundred Thousand Dollars ($100,000). There is hereby granted to the Board of Directors of the corporation the authority to fix by resolution or resolutions any and all powers, designations, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions thereof, of shares of the preferred stock, or of any series of the preferred stock, of the corporation that are permitted by the General Corporation Law of Delaware to be fixed by the Board of Directors, and such grant of authority shall include the power to specify the number of shares of any series of the preferred stock of the corporation.

                  FIFTH: The corporation is to have perpetual existence.


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                  SIXTH: Whenever a compromise or arrangement is proposed
between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or a class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  SEVENTH: No election of Directors need be by written ballot.

                  EIGHTH: Any Director or the entire Board of Directors may be removed only by the affirmative vote of not less than 80% of the outstanding stock entitled to vote at an election of Directors, and such removal may be effected only for cause; provided, however, that if any class or series of stock shall entitle the holders thereof to elect one or more Directors, any Director or all the Directors elected by such holders may be removed only by the affirmative vote of not less than 80% of the outstanding stock of such class or series entitled to vote at an election of such Directors, and such removal may be effected only for cause. Any such removal shall be deemed to create a vacancy in the Board of Directors.

                  NINTH:   When used in the Certificate of Incorporation:

                  (l) An "Affiliate" of a specified Person is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                  (2) The term "Associate" used to indicate a relationship with any Person shall mean (A) any corporation or organization (other than this corporation or a subsidiary) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of Equity Security, (B) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (C) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, or is an officer or director of any corporation controlling or controlled by such Person.

                  (3) "Beneficial Ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision) or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on May 26, 1987; provided, however, that a Person shall, in any event, also be deemed to be the "Beneficial Owner" of any shares of Voting Stock:

                           (A) that such Person or any of its Affiliates or
                  Associates beneficially own, directly or indirectly; or

                           (B) that such Person or any of its Affiliates or
                  Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of an agreement, arrangement or understanding with the corporation to effect a Business Combination) or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such Person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or

                           (C) that are beneficially owned, directly or a
                  indirectly, by any other Person with which such first mentioned Person or any of its Affiliates or Associates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the corporation; and provided further, however, that (i) no Director or officer of the corporation, nor any Associate or Affiliate of any such Director or officer, shall, solely by reason of any or all such Directors and officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock beneficially owned by any other such Director or officer (or any Associate or Affiliate thereof), and (ii) no employee stock ownership or similar plan of the corporation or any Subsidiary nor any trustee with respect thereto, nor any Associate or Affiliate of any such trustee, shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.

                  For purposes of computing the percentage Beneficial Ownership of shares of Voting Stock of a Person in order to determine whether such Person is a Substantial Stockholder, the outstanding shares of Voting Stock shall include shares deemed owned by such Person through application of this paragraph
(3) but shall not include any other shares of Voting Stock which may be issuable by the corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding shares of Voting Stock shall include only shares of Voting Stock then outstanding and shall not include any shares of Voting Stock which may be issuable by the corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

                  (4) The term "Business Combination" shall mean any transaction which is described in any one or more of the clauses (A) through (E) of paragraph (l) of Article ELEVENTH of the Certificate of Incorporation.

                  (5) "Continuing Director" shall mean a Person who was a member of the Board of Directors of the corporation as of May 26, 1987, or thereafter elected by the stockholders or appointed by the Board of Directors of the corporation prior to the date as of which the Substantial Stockholder in question became a Substantial Stockholder, or a Person designated (before his initial election or appointment as a director) as a Continuing Director by three-fourths (3/4) of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors.

                  (6) "Equity Security" shall have the meaning given to such term under Rule 3al1-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on May 26, 1987.

                  (7) A "Person" shall mean any individual, firm, corporation or other entity.

                  (8) "Subsidiary" shall mean any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Substantial Stockholder set forth in paragraph (10) of this ARTICLE NINTH, the term "Subsidiary" shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the corporation.

                  (9) "Substantial Part" shall mean assets having a book value (determined in accordance with generally accepted accounting principles) in excess of ten percent (10%) of the book value (determined in accordance with generally accepted accounting principles) of the total consolidated assets of the corporation, at the end of its most recent fiscal year ending prior to the time the determination is made.

                  (10) "Substantial Stockholder" shall mean any Person who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of any such Business Combination:

                           (A) is the Beneficial Owner, directly or indirectly,
                  of more than fifteen percent (15%) of the shares of Voting Stock (determined solely on the basis of the total number of shares of Voting Stock so Beneficially Owned (and without giving effect to the number or percentage of votes entitled to be cast in respect of such shares) in relation to the total number of shares of Voting Stock then issued and outstanding), or

                           (B) is an Affiliate of the corporation and at any
                  time within three years prior thereto was the Beneficial Owner, directly or indirectly, of more than fifteen percent (15%) of the then outstanding Voting Stock (determined as aforesaid), or

                           (C) is an assignee of or has otherwise succeeded to
                  any shares of capital stock of the corporation which were at any time within three years prior thereto Beneficially Owned by any Substantial Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  Notwithstanding the foregoing, a Substantial Stockholder shall not include (a) the corporation or any Subsidiary or (b) any profit-sharing, employee share ownership or other employee benefit plan of the corporation or any Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

                  (11) "Voting Stock" shall mean any shares of capital stock of the corporation entitled to vote generally in the election of directors.

                  (12) "Whole Board" shall mean the total number of Directors which the corporation would have if there were no vacancies; I.E., the whole authorized number of Directors.

                  TENTH: Any action required or permitted to be taken by the stockholders of the corporation must be taken pursuant to a vote of such stockholders at an annual or special meeting of such stockholders that is duly held pursuant to notice. No action required or permitted to be taken by the stockholders of the corporation at any annual or special meeting of such stockholders may be taken pursuant to one or more consents in writing signed by the holders of all or any other portion of the outstanding stock entitled to vote on such action. Except as otherwise required by law and subject to any rights afforded by any provision of the Certificate of Incorporation to holders of any class or series of capital stock of the corporation having a preference over the common stock as to dividends or upon liquidation, special meetings of stockholders of the corporation may be called only by the President or by the Board of Directors pursuant to a resolution duly adopted by a majority of the Whole Board or by a writing signed by a majority of the Whole Board.

                  ELEVENTH:

                  (1) In addition to any vote required by law or under any other provision of the Certificate of Incorporation or any resolution or resolutions adopted by the Board of Directors pursuant to its authority under



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Article FOURTH of the Certificate of Incorporation, and except as otherwise expressly provided in this Article ELEVENTH:

                           (A) any merger or consolidation of the corporation or
                  any Subsidiary with or into (i) any Substantial Stockholder or
                  (ii) any other corporation (whether or not itself a Substantial Stockholder) which, after such merger or consolidation, would be an Affiliate of a Substantial Stockholder, or

                           (B) any sale, lease, exchange, mortgage, pledge,
                  transfer or other disposition (in one transaction or a series of related transactions) to or with any Substantial Stockholder of any Substantial Part of the assets of the corporation or of any Subsidiary, or

                           (C) the issuance or transfer by the corporation or by
                  any Subsidiary (in one transaction or a series of related transactions) of any Equity Securities of the corporation or any Subsidiary to any Substantial Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value equal to or in excess of sixty percent (60%) of the amount of stockholders' equity reflected on the corporation's audited balance sheet as of the end of its most recent fiscal year (which shall be prepared on a consolidated basis by the corporation's independent certified public accountants in accordance with generally accepted accounting principles), or

                           (D) the adoption of any plan or proposal for the
                  liquidation or dissolution of the corporation if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, any person shall be a Substantial Stockholder, or

                           (E) any reclassification of securities (including any
                  reverse stock split) or recapitalization of the corporation, or any reorganization, merger or consolidation of the corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving a Substantial Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding securities of any class of equity securities of the corporation or any Subsidiary which is directly or indirectly Beneficially Owned by any Substantial Stockholder,

shall (except as otherwise expressly provided in the Certificate of Incorporation) require the affirmative vote of not less than 80% of all outstanding shares of Voting Stock; provided that such affirmative vote must include the affirmative vote of a majority of all outstanding shares of Voting Stock not beneficially owned by the Substantial Stockholder in question. Each such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                  (2) The provisions of this Article ELEVENTH shall not be applicable to any Business Combination, the terms of which shall be approved, either in advance of or subsequent to a Substantial Stockholder having become a Substantial Stockholder, by three-fourths (3/4) of the Whole Board, but only if a majority of the members of the Board of Directors in office and acting upon such matter shall be Continuing Directors.

                  (3) A majority of the Continuing Directors then in office shall have the power to determine for the purposes of this Article ELEVENTH, on the basis of information known to them:

                           (A) The number of shares of Voting Stock beneficially owned by any Person;

                           (B)      Whether a Person is an Affiliate or
                                    Associate of another;

                           (C) Whether the assets subject to any Business
                  Combination constitute a Substantial Part of the assets of the corporation in question; and/or

                           (D) Any other factual matter relating to the
                  applicability or effect of this Article ELEVENTH.

                  (4) A majority of the Continuing Directors then in office shall have the right to demand that any Person who is reasonably believed to be a Substantial Stockholder (or holder of record shares of Voting Stock beneficially owned by any Substantial Stockholder) supply to the corporation complete information as to:

                           (A) The record owner(s) of all shares beneficially
                  owned by such Person who is reasonably believed to be a Substantial Stockholder;

                           (B) The number of, and each class or series of,
                  shares Beneficially Owned by such Person who is reasonably believed to be a Substantial Stockholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares; and

                           (C) Any other factual matter relating to the
                  applicability or effect of this Article ELEVENTH as may be reasonably requested of such Person, and such Person shall furnish such information within 10 days after receipt of such demand.

                  (5) Any determination made by the Board of Directors, or by the Continuing Directors, as the case may be, pursuant to this Article ELEVENTH in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the corporation and its stockholders, including any Substantial Stockholder.

                  (6) Nothing contained in this Article ELEVENTH shall be construed to relieve any Substantial Stockholder from any fiduciary obligation imposed by law.

                  TWELFTH: The Board of Directors of the corporation, when evaluating any offer of another party to make a tender or exchange offer for any Equity Security of the corporation to merge or consolidate the corporation with another corporation, or to purchase or otherwise acquire all or a Substantial Part of the properties and assets of the corporation, or any proposal for the liquidation or dissolution of the corporation shall, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its stockholders, give due consideration to all relevant factors, including without limitation:

                  (A) The best interest of the stockholders. For this purpose, the Directors shall consider, among other factors, not, only the consideration offered in relation to the then current market price of the outstanding stock of the corporation, but also in relation to the current value of the corporation in a freely negotiated transaction and in relation to the Board of Directors' then current estimate of the future value of the corporation as an independent entity or as the subject of a future transaction; and

                  (B) The best interests of depositors of savings institutions affiliated with the corporation; and

                  (C) Such other factors as the Board of Directors determines to be relevant, including, among other factors, the social, legal and economic effects upon (i) employees, suppliers, customers and the business of the corporation and any Subsidiary and (ii) each community in which the corporation or any Subsidiary operates or is located.

                  THIRTEENTH: No Director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

                  (1) For any breach of the Director's duty of loyalty to the corporation or its stockholders,

                  (2) For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

                  (3) Under Section 174 of the General Corporation Law of Delaware, or

                  (4) For any transaction from which the Director derived an improper personal benefit.

                  If the General Corporation Law of Delaware is amended after approval by the stockholders of this Article THIRTEENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

                  Any repeal or modification of this Article THIRTEENTH by the stockholders of the corporation shall not adversely affect any right or protection of a Director of the corporation existing at the time of such repeal or modification.

                  FOURTEENTH:

                  (1) Except as otherwise provided in any By-Law adopted by the stockholders, the By-Laws may be altered, amended or repealed by the affirmative vote of not less than a majority of the Whole Board; provided, however, that any By-Law that provides for the division of the Directors into classes having staggered terms may be adopted, altered, amended or repealed only by the stockholders.

                  (2) No By-Law of the corporation shall be adopted, repealed, altered, amended or rescinded by the stockholders of the corporation except by the affirmative vote of at least 80% of the Voting Stock entitled to vote thereon. Any amendment to the Certificate of Incorporation which shall contravene any By-Law in existence on the record date of the meeting of stockholders at which such amendment is to be voted upon by the stockholders shall require the affirmative vote of at least 80% of the Voting Stock entitled to vote thereon.

                  FIFTEENTH:

                  (1) In addition to any requirements of law and any other provisions of the Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article FOURTH of the Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Certificate of Incorporation, any such resolution or resolutions or otherwise), the affirmative vote of at least 80% of the Voting Stock shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, Articles EIGHTH, NINTH, TENTH, TWELFTH, THIRTEENTH, FOURTEENTH or FIFTEENTH of the Certificate of Incorporation, and the affirmative vote of at least 80% of the Voting Stock, including at least a majority of the Voting Stock not beneficially owned by a Substantial Stockholder, shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, Article ELEVENTH of the Certificate of Incorporation.

                  (2) Subject to the provisions of Paragraph (1) of this Article FIFTEENTH, the corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                  This Third Restated Certificate of Incorporation was adopted by the stockholders of Camco Financial Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware and was executed at Cambridge, Ohio on May 26, 1987.



                                 /s/ Larry A. Caldwell
                                 ----------------------------------------------
                                 Larry A. Caldwell, President of
                                   Camco Financial Corporation


ATTEST:


/s/ Anthony J. Popp
-----------------------------------
Anthony J. Popp, Secretary of
  Camco Financial Corporation

                            CERTIFICATE OF AMENDMENT
                                       OF
                                 THIRD RESTATED
                          CERTIFICATE OF INCORPORATION

                  Camco Financial Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That at a meeting of the Board of Directors of Camco Financial Corporation, resolutions were duly adopted setting forth a proposed amendment to the Third Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that the amendment be considered at the next annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that Article Fourth of the Corporation's Third Restated Certificate of Incorporation be amended to read as follows:

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Two Million Six Hundred Thousand (2,600,000), of which stock Two Million Five Hundred Thousand (2,500,000) shares shall be common shares of the par value of One Dollar ($1) each, amounting in the aggregate to Two Million Five Hundred Thousand Dollars ($2,500,000), and one hundred thousand (100,000) shares shall be preferred shares of the par value of One Dollar ($1) each, amounting in the aggregate to One Hundred Thousand Dollars ($100,000). There is hereby granted to the Board of Directors of the corporation the authority to fix by resolution or resolutions any and all powers, designations, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions thereof, of shares of the preferred stock, or of any series of the preferred stock, of the corporation that are permitted by the General Corporation Law of Delaware to be fixed by the Board of Directors, and such grant of authority shall include the power to specify the number of shares to any series of the preferred stock of the corporation.

                  SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, Camco Financial Corporation has caused this certificate to be signed by Larry A. Caldwell, its President, and attested by Anthony J. Popp, its Secretary, this 12th day of July, 1994.

                                         By: /s/ Larry A. Caldwell
                                            ---------------------------------
                                                Larry A. Caldwell, President


ATTEST:



By:  /s/ Anthony J. Popp
     ---------------------------------------
      Anthony J. Popp, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                                 THIRD RESTATED
                          CERTIFICATE OF INCORPORATION

                  Camco Financial Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That at a meeting of the Board of Directors of camco Financial Corporation, resolutions were duly adopted setting forth a proposed amendment to the Third Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that the amendment be considered at a special annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that Article Fourth of the Corporation's Third Restated Certificate of Incorporation be amended to read as follows:

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Five Million (5,000,000), of which stock Four Million Nine Hundred Thousand (4,900,000) shares shall be common shares of the par value of One Dollar ($1) each, amounting in the aggregate to Four Million Nine Hundred Thousand ($4,900,000) and one hundred thousand (100,000) shares shall be preferred shares of the par value of One Dollar ($1) each, amounting in the aggregate to One Hundred Thousand Dollars ($100,000). There is hereby granted to the Board of Directors of the corporation the authority to fix by resolution or resolutions any and all powers, designations, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions thereof, of shares of the preferred stock, or of any series of the preferred stock, of the corporation that are permitted by the General Corporation Law of Delaware to be fixed by the Board of Directors, and such grant of authority shall include the power to specify the number of shares to any series of the preferred stock of the corporation.

                  SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, Camco Financial Corporation has caused this certificate to be signed by Larry A. Caldwell, its President, and attested by Anthony J. Popp, its Secretary, this 23rd day of September, 1996.


                                       By: /s/ Larry A. Caldwell
                                           -------------------------------
                                           Larry A. Caldwell, President


ATTEST:



By: /s/ Anthony J. Popp
    --------------------------------
    Anthony J. Popp, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                                 THIRD RESTATED
                          CERTIFICATE OF INCORPORATION

                  Camco Financial Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That at a meeting of the Board of Directors of Camco Financial Corporation, a resolution was duly adopted setting forth a proposed amendment to the Third Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that the amendment be considered at the 1998 annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that Article Fourth of the Corporation's Third Restated Certificate of Incorporation be amended to read as follows:

                  FOURTH: The total number of shares of stock which the corporation shall have the authority to issue is Nine Million (9,000,000), of which stock Eight Million Nine Hundred Thousand (8,900,000) shares shall be common shares of the par value of One Dollar ($1) each, amounting in the aggregate to Eight Million Nine Hundred Thousand Dollars ($8,900,000), and One Hundred Thousand (100,000) shares shall be preferred shares of the par value of One Dollar ($1) each, amounting in the aggregate to One Hundred Thousand Dollars ($100,000). There is hereby granted to the Board of Directors of the corporation the authority to fix by resolution or resolutions any and all powers, designations, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions thereof, of shares of the preferred stock, or of any series of the preferred stock, of the corporation that are permitted by the General Corporation Law of Delaware to be fixed by the Board of Directors, and such grant of authority shall include the power to specify the number of shares to any series of the preferred stock of the corporation.

                  SECOND: That thereafter, at the 1998 annual meeting of stockholders of said corporation, which was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

                  IN WITNESS WHEREOF, Camco Financial Corporation has caused this certificate to be signed by Larry A. Caldwell, its President, and attested by Anthony J. Popp, its Secretary, this 29th day of May, 1998.


                                      By: /s/ Larry A. Caldwell
                                          -------------------------------
                                            Larry A. Caldwell, President

ATTEST:



By: /s/ Anthony J. Popp
   ---------------------------------
      Anthony J. Popp, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                                 THIRD RESTATED
                          CERTIFICATE OF INCORPORATION

                  Camco Financial Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That at a meeting of the Board of Directors of Camco Financial Corporation, a resolution was duly adopted setting forth a proposed amendment to the Third Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that the amendment be considered at a special meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that Article Fourth of the Corporation's Third Restated Certificate of Incorporation be amended to read as follows:

                  FOURTH: The total number of shares of stock which the corporation shall have the authority to issue is Fifteen Million (15,000,000), of which stock Fourteen Million Nine Hundred Thousand (14,900,000) shares shall be common shares of the par value of One Dollar ($1.00) each, amounting in the aggregate to Fourteen Million Nine Hundred Thousand Dollars ($14,900,000), and One Hundred Thousand (100,000) shares shall be preferred shares of the par value of One Dollar ($1.00) each, amounting in the aggregate to One Hundred Thousand Dollars ($100,000). There is hereby granted to the Board of Directors of the corporation the authority to fix by resolution or resolutions any and all powers, designations, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions thereof, of shares of the preferred stock, or of any series of the preferred stock, of the corporation that are permitted by the General Corporation Law of Delaware to be fixed by the Board of Directors, and such grant of authority shall include the power to specify the number of shares to any series of the preferred stock of the corporation.

                  SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

                  IN WITNESS WHEREOF, Camco Financial Corporation has caused this certificate to be signed by Larry A. Caldwell, its President, and attested by Gary E. Crane, its Treasurer, this 20th day of December, 1999.


                                      By: /s/ Larry A. Caldwell
                                          -------------------------------
                                            Larry A. Caldwell, President

ATTEST:



By: /s/ Gary E. Crane
   -----------------------------------------
      Gary E. Crane, Treasurer